Exhibit (a)(1)(D)

Liberty Tax, Inc.

Offer to Purchase for Cash

All of Its Outstanding Shares of Common Stock

at

$12.00 Per Share

Pursuant to the Offer to Purchase dated August 1, 2019

CUSIP NO. 53128T102

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON AUGUST 29, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

August 1, 2019

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Liberty Tax, Inc. (“Purchaser”), a Delaware corporation, is offering to purchase all of its outstanding shares of common stock, par value $0.01 per share (individually, a “Share” and collectively, the “Shares”), for $12.00 per Share, in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 1, 2019 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) enclosed herewith.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1.       The Offer to Purchase dated August 1, 2019.

2.       The Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

3.       The Notice of Guaranteed Delivery to be used to accept the Offer if certificates representing Shares and all other required documents cannot be delivered to Equiniti Trust Company (the “Depositary & Paying Agent”), or if the procedures for book-entry transfer cannot be completed, prior to the expiration of the Offer.

4.       A letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

5.       Internal Revenue Service Form W-9.

6.       A return envelope addressed to the Depositary & Paying Agent.

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YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON AUGUST 29, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

The Offer is being made in connection with an Agreement of Merger and Business Combination Agreement, dated as of July 10, 2019 (the “Merger Agreement”), by and among Purchaser, Buddy’s Newco, LLC, Franchise Group New Holdco, LLC, Franchise Group B Merger Sub, LLC, and Vintage RTO, L.P., (filed as Exhibit 2.1 to the Company’s Current Report on From 8-K, filed with the SEC on July 11, 2019). The Merger Agreement provides, among other things, that within 15 business days after consummation of the transactions contemplated under the Merger Agreement, Purchaser will commence a tender offer pursuant to Regulation 14E of the Exchange Act. The Merger Agreement is more fully described in Section 10 of the Offer to Purchase.

THE SPECIAL COMMITTEE (AS DEFINED IN THE OFFER TO PURCHASE) AND THE BOARD OF DIRECTORS OF PURCHASER (THE “BOARD”) HAVE APPROVED THE OFFER. HOWEVER, NEITHER PURCHASER, THE BOARD NOR THE SPECIAL COMMITTEE MAKES ANY RECOMMENDATION AS TO WHETHER ANY OF YOUR CLIENTS SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES. YOUR CLIENTS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER, YOUR CLIENTS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL (INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN), INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTIONS 10 AND 14 OF THE OFFER TO PURCHASE. YOUR CLIENTS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR OWN BROKER, IF ANY, OR OTHER FINANCIAL OR TAX ADVISOR.

The Offer is conditioned upon the Shares being validly tendered and not withdrawn prior to the expiration date of the Offer, but the Offer is not conditions on any minimum number of Shares being tendered. The Offer is also subject to the conditions described in Section 5 of the Offer to Purchase. Please see Section 16 of the Offer to Purchase for a summary of material U.S. federal income tax consequences to stockholders of an exchange of Share pursuant to the Offer, including with respect to withholding requirements.

In all cases, Purchaser will pay for Shares accepted for payment pursuant to the Offer only after timely receipt by the Depositary & Paying Agent of (i) certificates representing such Shares (except in the case of Shares held in a book-entry/direct registration account maintained by Purchaser’s transfer agent) or confirmation of book-entry transfer of such Shares into the Depositary & Paying Agent’s account at the Depository Trust Company (a “Book-Entry Confirmation”), (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an agent’s message (as defined in Section 3 of the Offer to Purchase) in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary & Paying Agent. Under no circumstances will interest be paid on the consideration paid for Shares accepted for purchase in the Offer, regardless of any extension of the Offer or any delay in making payment for such Shares.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION OR ANY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT THERETO. PURCHASER MAY, IN ITS DISCRETION, TAKE SUCH ACTION AS IT DEEMS NECESSARY TO MAKE THE OFFER TO HOLDERS OF SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER WILL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER OR BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

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Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Depositary & Paying Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the enclosed materials to their customers.

Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in the Letter of Transmittal.

If a stockholder wishes to tender Shares in the Offer, but: (a) the certificates representing such Shares are not immediately available or cannot be delivered to the Depositary & Paying Agent prior to the expiration of the Offer; (b) such stockholder cannot comply with the procedures for book-entry transfer prior to the expiration date of the Offer; or (c) such stockholder cannot deliver all required documents to the Depositary & Paying Agent prior to the expiration of the Offer, such stockholder may tender Shares by complying with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Equiniti (US) Services LLC / EQ Proxy, as the Information Agent, at Gerard.comer@equiniti.com, or by phone at 833-503-4126.

Very truly yours,

Liberty Tax, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF PURCHASER, THE INFORMATION AGENT OR THE DEPOSITARY & PAYING AGENT, OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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